FOR RELEASE November 13, 2006

Contact:
Lawrence Pemble
Judy Zakreski
Chindex International, Inc.
(301) 215-7777

CHINDEX INTERNATIONAL, INC.

ANNOUNCES RESULTS FOR THE QUARTER AND SIX MONTHS ENDED SEPTEMBER 30, 2006

BETHESDA, MARYLAND – November 13, 2006 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare products and medical services in the People’s Republic of China, today announced results for the quarter and six months ended September 30, 2006. Both operating divisions of the Company reported profitable results.

Revenue for the quarter ended September 30, 2006 was $26.5 million, a 16% increase over revenue of $22.7 million in the quarter ended September 30, 2005. Net income from continuing operations for the quarter ended September 30, 2006 was $1.1 million, or earnings per basic share on continuing operations of $0.17. This compares to a net income from continuing operations of $0.2 million, or earnings per basic share on continuing operations of $0.03 for the quarter ended September 30, 2005.

Revenue for the six months ended September 30, 2006 was $50.9 million, a 13% increase over revenue of $44.9 million in the six months ended September 30, 2005. Net income from continuing operations for the six months ended September 30, 2006 was $1.7 million, or earnings per basic share on continuing operations of $0.25. This compares to a net loss from continuing operations of $0.4 million, or a loss per basic share on continuing operations of $0.06 for the six months ended September 30, 2005.

The Company’s balance sheet as of September 30, 2006 shows cash, cash equivalents and restricted cash of $8.3 million, total assets of $60.9 million, a current ratio of 1.6:1 and stockholders’ equity of $24.8 million.

Roberta Lipson, Chindex CEO commented on the results for the quarter: “During the quarter we reported profitable results in both divisions. In the Healthcare Services division, we also announced the first global comprehensive Preferred Provider Organization (PPO) insurance product ever issued in China, for which our network is the primary provider. This was a long anticipated new chapter in our development program for the United Family Healthcare network which will help us to further expand our market access to the local Chinese patient base in both the Beijing and Shanghai markets. In the Medical Products division we shipped the first da Vinci surgical robotic system in mainland China during the quarter. This is the latest in a long history of Chindex technology ‘firsts’ in the Chinese healthcare markets.”

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-five years of experience, 950 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2006, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)
(Unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2006	2005	2006	2005
Product sales	$15,686	$14,260	$28,487	$28,561
Healthcare services revenue	10,794	8,473	22,407	16,369

Total revenue	26,480	22,733	50,894	44,930

Cost and expenses
Product sales costs	12,048	10,501	21,248	21,865
Healthcare services costs	9,529	7,666	18,997	15,408
Selling and marketing expenses	2,334	2,671	4,587	5,027
General and administrative expenses	1,688	1,352	3,530	2,849

Income (loss) from continuing operations	881	543	2,532	(219)
Other (expenses) and income
Interest expense	(199)	(99)	(386)	(193)
Interest income	60	31	124	68
Miscellaneous income – net	20	27	5	81

Income (loss) from continuing operations before income taxes	762	502	2,275	(263)
Benefit from (provision for) income taxes	368	(313)	(619)	(128)

Net income (loss) from continuing operations	1,130	189	1,656	(391)
Loss from discontinued operations	(251)	(906)	(264)	(1,689)

Net income (loss)	$879	$(717)	$1,392	$(2,080)

Net income (loss) per common share — basic
Continuing operations	$.17	$.03	$.25	$(.06)

Discontinued operations	(.04)	(.14)	(.04)	(.26)

Net income (loss)	$.13	$(.11)	$.21	$(.32)

Weighted average shares outstanding — basic	6,753,902	6,514,244	6,741,197	6,508,903

Net income (loss) per common share — diluted
Continuing operations	$.15	$.03	$.22	$(.06)

Discontinued operations	(.03)	(.14)	(.04)	(.26)

Net income (loss)	$.12	$(.11)	$.18	$(.32)

Weighted average shares outstanding — diluted	7,557,288	6,922,044	7,535,027	6,508,903

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)
(Unaudited)

			September 30, 2006	March 31, 2006
	ASSETS
Current assets:
Cash and cash equivalents			$8,119	$9,034
Restricted cash			201	383
Trade accounts receivable, less allowance for doubtful accounts of $2,796 and $2,250, respectively
	Product sales receivables		11,779	7,685
	Patient service receivables		4,715	5,468
Inventories, net			8,793	8,681
Deferred income taxes			1,815	177
Other current assets			4,291	2,322
Current assets of discontinued operations			99	1,006

		Total current assets	39,812	34,756
Property and equipment, net			19,365	19,119
Long-term deferred income taxes			1,318	2,452
Other assets			454	719

		Total assets	$60,949	$57,046

	LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses			$23,701	$21,727
Short-term portion of capitalized leases			42	50
Short-term debt and vendor financing			975	3,080
Income taxes payable			602	143
Current liabilities of discontinued operations			304	748

		Total current liabilities	25,624	25,748
Long-term portion of capitalized leases			76	91
Long-term debt and vendor financing			10,450	8,569

		Total liabilities	36,150	34,408

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued			0	0
Common stock, $.01 par value, 13,600,000 shares authorized, including 1,600,000 designated Class B:
	Common stock – 6,043,885 and 5,946,873 shares issued and outstanding at		61	60
	September 30, 2006 and March 31, 2006, respectively
	Class B stock – 775,000 shares issued and outstanding at September 30,		8	8
2006 and March 31, 2006
Additional paid in capital			37,203	36,436
Accumulated other comprehensive income			76	75
Accumulated deficit			(12,549)	(13,941)

Total stockholders’ equity			24,799	22,638

Total liabilities and stockholders’ equity			$60,949	$57,046

SEGMENT INFORMATION

The Company has two reportable segments: Healthcare Services and Medical Products. Prior to fiscal year 2006, the Company had three reportable segments, Medical Capital Equipment, Healthcare Products Distribution and Healthcare Services. In fiscal 2006, the Company discontinued the retail sales portion of the Healthcare Products Distribution segment and the remaining portion of the segment was grouped together with the Medical Capital Equipment segment to become the Medical Products Division. The following segment information has been restated to reflect the new segment structure. We evaluate performance and allocate resources based on income or loss from continuing operations before income taxes, not including gains or losses on our investment portfolio or foreign exchange gains or losses.

	Healthcare Services		Medical Products	Total
As of September 30, 2006:
Assets	$31,305,000		$29,545,000	$60,850,000
For the three months ended September 30, 2006:

Sales and service revenue	$10,794,000		$15,686,000	$26,480,000
Gross Profit	n/a	*	3,638,000	n/a
Gross Profit %	n/a	*	23%	n/a
Income from continuing operations before foreign exchange	$695,000		$83,000	$778,000
Foreign exchange gain				103,000

Income from continuing operations				$881,000
Other (expense), net				(119,000)

Income from continuing operations before income taxes				$762,000

Total consolidated assets of $60,949,000 as of September 30, 2006 include $99,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.

	Healthcare Services		Medical Products	Total
As of March 31, 2006:
Assets	$29,801,000		$26,239,000	$56,040,000
For the three months ended September 30, 2005:

Sales and service revenue	$8,473,000		$14,260,000	$22,733,000
Gross Profit	n/a	*	3,759,000	n/a
Gross Profit %	n/a	*	26%	n/a
Income (Loss) from continuing operations before foreign exchange	$373,000		$(192,000)	$181,000
Foreign exchange gain				362,000

Income from continuing operations				$543,000
Other (expense), net				(41,000)

Income from continuing operations before income taxes				$502,000

Total consolidated assets of $57,046,000 as of March 31, 2006 include $1,006,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.

	Healthcare Services		Medical Products	Total
As of September 30, 2006:
Assets	$31,305,000		$29,545,000	$60,850,000
For the six months ended September 30, 2006:

Sales and service revenue	$22,407,000		$28,487,000	$50,894,000
Gross Profit	n/a	*	7,239,000	n/a
Gross Profit %	n/a	*	25%	n/a
Income from continuing operations before foreign exchange	$2,282,000		$179,000	$2,461,000
Foreign exchange gain				71,000

Income from continuing operations				$2,532,000
Other (expense), net				(257,000)

Income from continuing operations before income taxes				$2,275,000

Total consolidated assets of $60,949,000 as of September 30, 2006 include $99,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.

	Healthcare Services		Medical Products	Total
As of March 31, 2006:
Assets	$29,801,000		$26,239,000	$56,040,000
For the six months ended September 30, 2005:

Sales and service revenue	$16,369,000		$28,561,000	$44,930,000
Gross Profit	n/a	*	6,696,000	n/a
Gross Profit %	n/a	*	23%	n/a
Income (loss) from continuing operations before foreign exchange	$148,000		$(698,000)	$(550,000)
Foreign exchange gain				331,000

Loss from continuing operations				$(219,000)
Other (expense), net				(44,000)

Loss from continuing operations before income taxes				$(263,000)

Total consolidated assets of $57,046,000 as of March 31, 2006 include $1,006,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.